EXHIBIT 21

21     SUBSIDIARIES OF REGISTRANT


                                              % of            State of
        Name                                Ownership       Incorporation

National Medical Health Card IPA, Inc.        100%              New York

Specialty Pharmacy Care, Inc.                 100%              New York